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                                                                     EXHIBIT 5.1



                    [LETTERHEAD OF ELVINGER, HOSS & PRUSSEN]
                               AVOCATS A LA COUR



                                                      Stolt Offshore S.A.
                                                      26, rue Louvigny
                                                      L-1946 Luxembourg



                                                      Luxembourg 29th May, 2002



To the Board of Directors of Stolt Offshore S.A.:



    We have acted as counsel to Stolt Offshore S.A., a Luxembourg corporation (the "Company"), in connection with the proposed public offering of (i) 1,607,522 Common Shares (plus up to 1,200,000 Common Shares subject to an over-allotment option granted to the underwriter) (the "New Shares") by the Company and (ii) 6,392,478 Common Shares (the "Resale Shares") by Stolt Offshore Investing Ltd., an indirect wholly owned subsidiary of the Company, as more fully described in the Registration Statement on Form F-3 to be filed by the Company with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.



    We have examined the Articles of Incorporation, as restated, of the Company. We have also examined the corporate proceedings of the Company. We are qualified to practice law in the Grand-Duchy of Luxembourg, and express no opinion as to the law of any other jurisdiction.



    Based upon the foregoing and such further examination and inquiries as we have deemed necessary, we are of the opinion that (i) the New Shares to be sold, as contemplated by the aforesaid Registration Statement, have been duly authorized and. when issued and sold as contemplated by the Registration Statement, will have been validly issued and will be fully paid and non-assessable and (ii) the Resale Shares were duly authorized for issue by the Company at the time they were issued and have been validly issued and, when sold as contemplated by the Registration Statement, will be fully paid and non-assessable.



    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the captions entitled "Risk Factors" and "Legal Matters" in the prospectus constituting a part of the Registration Statement.



                                          Very truly yours,
                                          /s/ Jean Hoss